Exhibit 99.1

Vaso Corporation, a Diversified Medical Technology Company Currently Trading on the OTCQX Market, to List on Nasdaq via SPAC Merger

Business Combination with Achari Ventures Holdings Corp. I is Expected to Be Completed in First Quarter of 2024

•	Merger with Achari Ventures Holdings Corp. I (NASDAQ:AVHI) expected to improve capital market access for existing and prospective investors of Vaso Corporation (OTCQX:VASO).

•	The transaction values Vaso at a pro forma equity value of approximately $176 million at $10 per share.

•	Upon closing of the transaction, existing Vaso shareholders will receive consideration consisting entirely of shares of the surviving public combined company.

December 7, 2023 5:00 PM Eastern Standard Time

Plainview, NY — Vaso Corporation (“Vaso,” or “the Company”), a diversified medical technology company currently trading on the OTCQX market, today announced its plan to uplist from the OTCQX market to the Nasdaq Stock Market via a business combination (the “Transaction”) with Achari Ventures Holdings Corp. I (“Achari”, NASDAQ:AVHI). Upon the closing of the Transaction, Vaso common stock and warrants are expected to be listed on Nasdaq Capital Market (“Nasdaq”) under the ticker symbols “VASO” and “VASOW”, respectively. Vaso’s common stock will continue to trade on the OTCQX market under the symbol “VASO” until trading on Nasdaq commences following the consummation of the proposed business combination.

Vaso is led by Chief Executive Officer Jun Ma, who will continue to lead the combined company following the proposed business combination. Achari is led by Chief Executive Officer Vikas Desai, who is also Chairman of Achari’s Board of Directors.

Company Overview

Vaso Corporation is a diversified medical technology company with several distinctive but related specialties: managed IT systems and services, including healthcare software solutions and network connectivity services; professional sales services for diagnostic imaging products; and design, manufacture and sale of proprietary medical devices.

The Company operates through three wholly owned subsidiaries:

i.

VasoTechnology, Inc. provides network and IT services through two business units: VasoHealthcare IT Corp., a national value added reseller of Radiology Information System (“RIS”), Picture Archiving and Communication System (“PACS”), and other software solutions from various vendors as well as related services, including implementation, management and support; and NetWolves Network Services LLC, a managed network services provider with an extensive, proprietary service platform to a broad base of customers.

ii.

Vaso Diagnostics, Inc. d.b.a. VasoHealthcare, provides professional sales services and is the operating subsidiary for the exclusive sales representation of a large healthcare diagnostic imaging equipment manufacturer in certain market segments in the United States.

iii.

VasoMedical, Inc. manages and coordinates the design, manufacture and sales of proprietary medical equipment and software, as well as operates the Company’s overseas assets including China-based subsidiaries.

Transaction Overview

The Transaction values Vaso at a pro forma equity value of approximately $176 million, at $10.00 per share. The Boards of Directors of Vaso and Achari have each approved the Transaction, the consummation of which is subject to various customary closing conditions, including the filing and effectiveness of a Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) by Achari with the United States Securities and Exchange Commission (“SEC”), the filing and clearance by the SEC of a proxy statement by Vaso and the approval of the stockholders of both Achari and Vaso of the proposed business combination (although Vaso shareholders representing 44% of Vaso’s outstanding shares have entered into support agreements committing them to vote in favor of the Transaction). The Transaction is expected to close in the first quarter of 2024.

Additional information, including a copy of the business combination agreement, will be provided in Current Reports on Form 8-K to be filed by each of Achari and Vaso with the SEC.

Advisors

Ladenburg Thalmann & Co. Inc. is serving as financial and capital markets advisor to Vaso. Katten Muchin Rosenman LLP is acting as legal advisor to Achari and Ortoli Rosenstadt LLP is acting as legal advisor to Vaso.

About Achari Ventures Holdings Corp. I

Achari Ventures Holdings Corp. I (NASDAQ: AVHI) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

Achari intends to file with the SEC the Registration Statement, which will include a preliminary proxy statement/prospectus of Achari, which will be both the proxy statement to be distributed to holders of shares of Achari’s common stock in connection with the solicitation of proxies for the vote by Achari’s stockholders with respect to the proposed business combination and related matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities to be issued in the business combination. Vaso intends to file with the SEC (the “Company Proxy Statement”) a preliminary proxy statement of Vaso, which will be the proxy statement to be distributed to holders of shares of Vaso’s common stock in connection with the solicitation of proxies for the vote by Vaso’s stockholders with respect to the proposed business combination and related matters as may be described in the proxy statement.

After the Registration Statement is declared effective, Achari will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. After clearance from the SEC with respect to the Company Proxy Statement, Vaso will mail a definitive proxy statement and other relevant documents to its stockholders. Achari’s and Vaso’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus to be filed by Achari, and any amendments thereto, the preliminary proxy statement to be filed by Vaso, and any amendments thereto, the definitive proxy statement/prospectus to be filed by Achari and the definitive proxy statement to be filed by Vaso, because such documentation will contain important information about Achari, Vaso and the proposed business combination. This press release is not a substitute for the Registration Statement, the Company Proxy Statement, the definitive proxy statement/prospectus to be filed by Achari, the definitive proxy statement to be filed by Vaso or any other document that Achari or Vaso will send to their respective stockholders in connection with the business combination.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS, COMPANY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS COMBINATION AND THE PARTIES TO THE BUSINESS COMBINATION.

The definitive proxy statement/prospectus to be filed by Achari and the definitive proxy statement to be filed by Vaso will each be mailed to Achari and Vaso’s respective stockholders as of record dates to be established for voting on the proposed business combination and related matters. Stockholders of Achari and Vaso may obtain copies of the proxy statement/prospectus to be filed by Achari and the proxy statement to be filed by Vaso, when available, without charge, at the SEC’s website at www.sec.gov or by directing requests to each of: Vaso Corporation, 137 Commercial Street, Suite 200, Plainview, New York 11803 or Achari Ventures Holdings Corp. I, 60 Walnut Avenue, Suite 400, Clark, NJ 07066, as applicable.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE BUSINESS COMBINATION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in Solicitation

This press release is not a solicitation of a proxy from any investor or security holder. However, Achari and Vaso and their respective directors, officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies from Achari’s and Vaso’s stockholders with respect to the proposed business combination and related matters. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the directors and officers of Achari and Vaso in the proxy statement/prospectus to be filed by Achari relating to the proposed business combination when it is filed with the SEC and the proxy statement to be filed by Vaso relating to the proposed business combination when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release is for informational purposes only, and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “forecasted,” “projected,” “potential,” “seem,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or otherwise indicate statements that are not of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) the effect of changes taking place across the intersection of the information technology and healthcare industries, (ii) continuation of the Company’s agreement with a major healthcare diagnostic imaging equipment manufacturer, (iii) the impact of competitive technology and products and their pricing on the Company’s technology and products, (iv) medical insurance reimbursement policies, (v) unexpected manufacturing or supplier problems, (vi) unforeseen difficulties and delays in product development programs, (vii) the actions of regulatory authorities and third-party payors in the United States and overseas, and (viii) the risk factors reported from time to time in the Company’s and Achari’s SEC reports. The forgoing factors are not exhaustive and additional factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the business combination; (2) the outcome of any legal proceedings that may be instituted against Achari or Vaso, the combined company or others following the announcement of the business combination and any definitive agreements with respect thereto; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of Achari or Vaso or to satisfy other conditions to closing; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (5) the ability to meet stock exchange listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of Vaso as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain key relationships and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that Vaso or the combined company may be adversely affected by other economic, business, and/or competitive factors and (11) Vaso’s estimates of expenses and profitability. The foregoing list of factors is not exhaustive.

The reader should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Achari’s final prospectus dated October 14, 2021 (Registration No. 333-258476), related to its initial public offering, Achari’s and Vaso’s Annual Reports on Form 10-K filed with the SEC and other documents filed by Achari and Vaso from time to time with the SEC.

The reader is cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date made, are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of Achari and Vaso. Achari and Vaso expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations of Achari or Vaso with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Contacts

For Vaso:

Michael J. Beecher

Investor Relations

Phone: 516-997-4600

Email: mbeecher@vasocorporation.com

For Achari:

Rob Kelly

MATTIO Communications

416-992-4539

AchariSpac@mattio.com